EXHIBIT 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Sushee  Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth this proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “One & Fourth” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Vidshadow, Inc.”

Total number of shares of stock which the corporation shall have the authority to issue is one hundred million (100,000,000): each of such shares shall have a par value of $.001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of February, 2008.

By: /s/ Joseph Meuse

Authorized Officer

Title: President

Name:  Joseph Meuse

Print or Type

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.

The name of this corporation is SUSHEE INC.

2.

Its registered office in the State of Delaware is located at 3411 SILVERSIDE ROAD (street), City of WILMINGTON Zip Code 19810 County of NEW CASTLE the name of its registered agent is CORPORATE CREATIONS NETWORK, INC.

3.

The date of filing of the original Certificate of Incorporation in Delaware was 04-27-1999.

4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF,  and in compliance with the provisions of Section 312 of the General Corporation
Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 24TH  day of OCTOBER A.D. 2007.

   By: /s/ Hamon Francis Fytton

  Authorized Officer

  Name: HAMON FRANCIS FYTTON

  Print or Type

  Title: PRESIDENT/CEO

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED OFFICE AND/OR

REGISTERED AGENT

The Board of Directors of Sushee Inc.

A Delaware Corporation, on this 9th day of February, A.D. 2006, do hereby resolve and order that the Location of the Registered Office of this Corporation within the State be, and the same hereby is 1308 Delaware Avenue Street, in the City of Wilmington, County of New Castle County  Zip Code 19806.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Corporate Creations Network, Inc.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 9th day of February, A.D. 2006.

By: /s/ Norman Pasquier

Authorized Officer

Name: Norman Pasquier

Print or Type

Title: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.

The name of this corporation is SUSHEE INC.

2.

Its registered office in the State of Delaware is located at TROLLEY SQUARE SUITE 26C, City of WILMINGTON Zip Code 19806 County of NEW CASTLE the name of its registered agent is INC PLAN USA.

3.

The date of filing of the original Certificate of Incorporation in Delaware was 27 APRIL 1999

4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1ST day of MARCH A.D. 2001, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF,  and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 13TH  day of DECEMBER  A.D. 2005.

   By: /s/ Hamon Francis Fytton

  Authorized Officer

  Name: HAMON FRANCIS FYTTON

  Print or Type

  Title: PRESIDENT

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

 CERTIFICATE OF INCORPORATION

OF

OCTAPUS INC.

This Certificate of Amendment is hereby submitted in accordance with Section 242 of the Delaware General Corporation Law:

First:

The Certificate of Incorporation of the corporation shall be amended by  changing the “First” Article which shall be and read as follows:

“The name of the corporation is Sushee Inc.”

Second:

The amendment effected herein was approved by written consent of the Board of directors in accordance with Section 141 of the General Corporation law of the State of Delaware and by written consent of the stockholders in accordance with Section 228 of the General Corporation law of the State of Delaware.

Third:

The amendment has been duly adopted in accordance with the provisions of section 242 of the General Corporation law of the State of Delaware.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 1st day of September, 2000.

/s/ Hamon Francis Pytton

Hamon Francis Pytton, President

CERTIFICATE OF INCORPORATION

FIRST. The name of the corporation is OCTAPUS INC.

SECOND. The address of its registered office in the State of Delaware is Trolley Square, Suite 26 C, in the City of Wilmington, County of New Castle, 19806. The Registered Agent in charge thereof is Inc. Plan (USA), located at the same address, as above.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general Corporation law of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000); each of such shares shall have a par value of $.001.

FIFTH. The name and the mailing address of the incorporator is as follows:

Mary McLimans

Inc. Plan (USA)

Trolley Square, Suite 26 C

Wilmington, Delaware 19806

SIXTH. The corporation is to have perpetual existence.

SEVENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director except for liability (i) breach of director’s duty of loyalty to the corporation or its stockholders, (II) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under section 174 of the Delaware General Corporation Law, (iv) for any transaction for which the director derived improper personal benefit.

EIGHTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file, and record this Certificate, and I have accordingly hereunto set my hand this 27th day of April A.D. 1999.

/s/ Mary McLimans

Incorporator/Mary McLimans